As filed with the Securities and Exchange Commission on February 22, 2002

                                                  Registration No. 333-______

==============================================================================

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                            --------------------

                                  FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            --------------------

                             McDATA CORPORATION
           (Exact name of registrant as specified in its charter)

                Delaware                                 84-1421844
     (State or other jurisdiction of                  (I.R.S. Employer
     incorporation or organization)                 Identification No.)

                         380 Interlocken Boulevard
                         Broomfield, Colorado 80027
            (Address of Principal Executive Offices) (Zip Code)
                            --------------------

                     2001 McDATA EQUITY INCENTIVE PLAN
                          (Full title of the plan)
                           ----------------------

                         Thomas O. McGimpsey, Esq.
    Vice President of Corporate Services, General Counsel and Secretary
                             McDATA Corporation
                         380 Interlocken Boulevard
                         Broomfield, Colorado 80027
                  (Name and address of agent for service)

                               (303) 460-4348
       (Telephone number, including area code, of agent for service)
                            --------------------

                            CALCULATION OF REGISTRATION FEE

==============================================================================================
Title of securities to be    Amount to     Proposed maximum     Proposed maximum     Amount of
       registered               be        offering price per   aggregate offering  registration
                            registered       share (2)             price (2)           fee
                                (1)
----------------------------------------------------------------------------------------------

Class B Common Stock,
par value $.01 per share     1,000,000          $20.08            $20,080,000       $1,847.36
==============================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Class B Common Stock of the Registrant shown in the table above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of the provisions of the 2001 McDATA Equity Incentive Plan governing the adjustment of the number of shares subject to the 2001 McDATA Equity Incentive Plan. In addition, pursuant to Instruction F to this Form S-8 and Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2001 McDATA Equity Incentive Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices per share of common stock as quoted on The Nasdaq National Market on February 20, 2002.


=============================================================================


                              Explanatory Note

         On May 18, 2001, the Board of Directors of McDATA Corporation (the "Registrant") approved amendments to the Registrant's 1997 Stock Option Plan (the "1997 Plan") to (1) increase the authorized number of shares of the Registrant's Class B Common Stock, par value $0.01 per share, issuable under the 1997 Plan by five million shares (from 19 million to 24 million) (these additional five million shares are referred to herein as the "Additional Shares") and (2) expand the types of grants to be awarded under the 1997 Plan to include restricted stock and stock bonuses and make other necessary changes. The stockholders of the Registrant ratified the amendments to the 1997 Plan at the 2001 annual meeting of the stockholders of the Registrant held on August 1, 2001. As a result of the amendments, the 1997 Plan was amended and restated as the 2001 McDATA Equity Incentive Plan.

         This Registration Statement on Form S-8 relates to the registration of the Additional Shares. As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the 1997 Plan filed on August 9, 2000, Registration No. 333-43316.

                                  PART II

             Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement as of their respective dates:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;
         (b) the Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001 and the Registrant's amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2001, filed on Form 10-Q/A with the Commission on October 5, 2001;
         (c) the Registrant's Current Reports on Form 8-K filed with the Commission on January 12, 2001, January 25, 2001, February 2, 2001, February 8, 2001, May 21, 2001 and September 7, 2001; and
         (d) the Registrant's Form 8-A filed on August 4, 2000, pursuant to Section 12(b) of the Exchange Act, including any amendment or reports filed for the purpose of updating such information.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.
         --------

         Exhibits identified with an asterisk below are on file with the Commission, and are incorporated herein by reference to such previous filings.

Exhibit
Number        Description

4.1* Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registrant's Registration Statement File No. 333-38106 on Form S-1).

4.2* Amended and Restated By-laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement File No. 333-38106 on Form S-1).

5 Opinion of Thomas O. McGimpsey, Vice President of Corporate Services, General Counsel and Secretary of the Registrant, regarding the legality of the securities being registered.

23.1          Consent of Pricewaterhouse Coopers LLP, Independent Auditors.

23.2 Consent of Thomas O. McGimpsey, Vice President of Corporate Services, General Counsel and Secretary of Registrant, included in the opinion regarding legality filed as Exhibit 5.

24 Power of Attorney executed by directors and officers who signed this registration statement.



Item 9.  Undertakings.
         ------------

(a)      Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decreases in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                               Exhibit Index


Exhibit
Number              Description

4.1* Amended and Restated Certificate of Incorporation of the Registrant (Exhibit 3.1 to the Registrant's Registration Statement File No. 333-38106 on Form S-1).

4.2* Amended and Restated By-laws of the Registrant (Exhibit 3.2 to the Registrant's Registration Statement File No. 333-38106 on Form S-1).

5 Opinion of Thomas O. McGimpsey, Vice President of Corporate Services, General Counsel and Secretary of the Registrant, regarding the legality of the securities being registered.

23.1          Consent of Pricewaterhouse Coopers LLP, Independent Auditors.

23.2 Consent of Thomas O. McGimpsey, Vice President of Corporate Services, General Counsel and Secretary of Registrant, included in the opinion regarding legality filed as Exhibit 5.

24 Power of Attorney executed by directors and officers who signed this registration statement.





                                 Signatures

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 22nd day of February, 2002.

                                     McDATA CORPORATION

                                     By: /s/ Thomas O. McGimpsey
                                        --------------------------
                                        Thomas O. McGimpsey
                                        Vice President of Corporate Services,
                                        General Counsel and Secretary

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         Signature                            Title                              Date

 /s/ John F. McDonnell          Chairman and Chief Executive Officer   February 22, 2002
--------------------------      (Principal Executive Officer)

 /s/ Janet K. Cooper            Chief Financial Officer and            February 22, 2002
--------------------------      Vice President of Finance and
                                Administration (Principal Financial
                                and Chief Accounting Officer)

 /s/ John W. Gerdelman          Director                               February 22, 2002
--------------------------

 /s/ Charles C. Johnston        Director                               February 22, 2002
--------------------------

 /s/ John A. Kelley, Jr.        Director                               February 22, 2002
--------------------------

 /s/ D. Van Skilling            Director                               February 22, 2002
--------------------------

 /s/ Thomas M. Uhlman           Director                               February 22, 2002
--------------------------

 /s/ Laurence G. Walker         Director                               February 22, 2002
--------------------------




                                                                    EXHIBIT 5

                      [McDATA CORPORATION LETTERHEAD]

McDATA Corporation
380 Interlocken Boulevard
Broomfield, Colorado 80027

Thomas O. McGimpsey
Vice President of Corporate Services,
  General Counsel and Secretary


                                                     February 22, 2002


Ladies and Gentlemen:

         I refer to the registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, filed by McDATA Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about February 22, 2002. The Registration Statement covers 1,000,000 shares of Class B Common Stock of the Company, $0.01 par value per share (the "Shares"), which may be issued from time to time in connection with the 2001 McDATA Equity Incentive Plan (the "Plan").

         I have made such legal and factual examinations and inquiries as I deemed advisable for the purpose of rendering this opinion. I am familiar with the proceedings taken and proposed to be taken in connection with the authorization, issuance and sale of the Shares. Based on my examination and inquiries, it is my opinion that the Shares, upon issuance thereof in accordance with the terms of the Plan and the Registration Statement, will be validly issued, fully paid and non-assessable.

         This opinion is expressly limited to the matters set forth above and I render no opinion, whether by implication or otherwise, as to any matters relating to the Company or the Plan. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Thomas O. McGimpsey
                                        -----------------------------------
                                        Thomas O. McGimpsey
                                        Vice President of Corporate Services,
                                        General Counsel and Secretary





                                                                EXHIBIT 23.1

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2001, except for Note 16 which is as of February 9, 2001, relating to the financial statements and financial statement schedules of McDATA Corporation, which appears in McDATA Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP

Denver, CO
February 22, 2002




                                                                  EXHIBIT 24

                             Power of Attorney

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. McDonnell, Janet K. Cooper and Thomas O. McGimpsey, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of shares of Class B Common Stock of McDATA Corporation and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 22nd day of February, 2002.


         Signature                               Title                                 Date
         ---------                               -----                                 ----
 /s/ John F. McDonnell             Chairman and Chief Executive Officer        February 22, 2002
--------------------------         (Principal Executive Officer)

 /s/ Janet K. Cooper               Chief Financial Officer and                 February 22, 2002
--------------------------         Vice President of Finance and
                                   Administration (Principal Financial
                                   and Chief Accounting Officer)

 /s/ John W. Gerdelman             Director                                    February 22, 2002
--------------------------

 /s/ Charles C. Johnston           Director                                    February 22, 2002
--------------------------

 /s/ John A. Kelley, Jr.           Director                                    February 22, 2002
--------------------------

 /s/ D. Van Skilling               Director                                    February 22, 2002
--------------------------

 /s/ Thomas M. Uhlman              Director                                    February 22, 2002
--------------------------

 /s/ Laurence G. Walker            Director                                    February 22, 2002
--------------------------
